 MUTUAL FUND

PROXY FACT SHEET FOR:

      BNY MELLON DISCIPLINED STOCK FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	SEPTEMBER 4, 2019	OFFICES OF BNY MELLON INVESTMENT ADVISER, INC.
Mail Date	OCTOBER 11, 2019	240 GREENWICH STREET
Meeting Date	NOVEMBER 26, 2019 @ 10:30 AM (ET)	NEW YORK, NEW YORK 10286
ADDITIONAL INFORMATION		CONTACT INFORMATION
CUSIP	DDSTX	Inbound Line	888-829-3733
Ticker	05589K806	Website	www.bnymellonim.com/us

What are Shareholders being asked to vote on?

ACTUAL PROPOSAL

1.     To approve an Agreement and Plan of Reorganization (the “Plan”) providing for: (i) the acquisition by Nationwide Mutual Funds, a Delaware statutory trust (the “NMF Trust”), on behalf of its series, Nationwide Mellon Disciplined Value Fund (the “Acquiring Fund”), of all of the assets of the Target Fund, in exchange solely for Class K shares of beneficial interest, no par value, of the Acquiring Fund (“Acquiring Fund Shares”) having an aggregate net asset value equal to the value of the Target Fund's net assets and the assumption by the NMF Trust, on behalf of the Acquiring Fund, of the liabilities (as defined in the Plan) of the Target Fund; (ii) the distribution of the Acquiring Fund Shares to the shareholders of the Target Fund according to their respective shares in the Target Fund in complete liquidation of the Target Fund; and (iii) the liquidation and, as soon as practicable after the closing, the termination of the Target Fund as a series of the Target Company (the “Reorganization”).

BOARD OF DIRECTORS RECOMMENDATION – “FOR”

PROPOSAL 1: To approve an Agreement and Plan of Reorganization;

What is happening?

Shareholders of BNY Mellon Disciplined Stock Fund are being asked to approve an Agreement and Plan of Reorganization into Class K shares of Nationwide Mellon Disciplined Value Fund, a newly created series of Nationwide Mutual Funds.

What will happen to my existing shares?

If the Reorganization is approved, a shareholder of BNY Mellon Disciplined Stock Fund will become a shareholder of Nationwide Mellon Disciplined Value Fund and will receive Class K shares of Nationwide Mellon Disciplined Value Fund having a total dollar value equal to the total dollar value of the shares such shareholder held in BNY Mellon Disciplined Stock Fund immediately prior to the effectiveness of the Reorganization.

Why is the Reorganization being proposed?

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BNY Mellon Disciplined Stock Fund's investment adviser, BNY Mellon Investment Adviser, Inc. ("BNYM Adviser") believes that the Reorganization will permit shareholders of BNY Mellon Disciplined Stock Fund to pursue a similar investment goal in a fund that has a lower management fee and is estimated to have a lower total expense ratio than BNY Mellon Disciplined Stock Fund.  BNYM Adviser considered the future prospects for growth of BNY Mellon Disciplined Stock Fund on BNYM Adviser's current distribution platform and concluded that, due to the existing shareholder base and limited growth prospects through financial intermediaries, Nationwide Fund Advisors and its affiliates would be better positioned to market and distribute the Fund and that, over time, the Fund may have better prospects for growth as part of the Nationwide Funds complex than as part of the BNY Mellon fund complex.

What are the benefits of this Reorganization?

•       The Nationwide Mellon Disciplined Value Fund will have a lower management fee and anticipated lower net operating expenses in comparison to your fund.

•       The Nationwide Mutual Fund platform should provide a greater opportunity for asset growth, which, if realized, may result in more efficient portfolio management.

•       Potential growth of Nationwide Mellon Disciplined Value Fund could result in great economies of scale, which could create further value in the future with regards to operating expenses.

Has the Board of Directors reviewed this proposal and what were their findings?

The Board of Directors determined that the Reorganization would be in the best interests of the Fund and that of the Fund’s shareholders based on, but not limited to, the following:

•       The investment options and services offered to shareholders of the Nationwide Mellon Disciplined Value Fund as part of the Nationwide Funds complex.

•       The experience and resources of Nationwide Fund Advisors in managing mutual funds.

•       The Reorganization would permit shareholders to pursue a similar investment goal.

•       The Nationwide Mellon Disciplined Value Fund is a new series created specifically for acquiring the assets and liabilities of the BNY Mellon Disciplined Stock Fund.

•       The Nationwide Mellon Disciplined Value Fund has a lower management fee and a lower total expense ratio.

•       The representation by Nationwide Fund Advisors that it would make the Nationwide Mellon Disciplined Value Fund a focus for distribution. This could benefit shareholders by providing the Fund with potential asset growth opportunities that, if realized, may result in more efficient portfolio management and economies of scale.

•       Mellon Investments Corporation, whose employees currently serve as portfolio managers of the BNY Mellon Disciplined Stock Fund, will serve as subadvisor to the Nationwide Mellon Disciplined Value Fund after the Reorganization, thereby providing continuity of investment management.

How do the investment objectives and strategies of the Funds compare?

investment objectives

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•       The investment objectives of the Funds have some similarities, but also important differences. Specifically, the BNY Mellon Disciplined Stock Fund seeks capital appreciation, while the Nationwide Mellon Disciplined Value Fund seeks total return, consisting of capital appreciation and/or income.

•       To pursue its investment objective, the BNY Mellon Disciplined Stock Fund invests in both growth and value stocks. The Nationwide Mellon Disciplined Value Fund invests in value stocks only.

•       Each Fund’s investment objective is non-fundamental and may be changed by the relevant Board upon 60 days prior written notice to the respective Fund’s shareholders.

investment strategies

The principal investment strategies of the Funds are similar in some ways and differ in others.

BNY MELLON DISCIPLINED STOCK FUND	NATIONWIDE MELLON DISCIPLINED VALUE FUND

-Seeks capital appreciation	-Seeks total return consisting of capital appreciation and/or income

-Invests in both growth and value stocks	-Invests in value stocks only

-Investment objective is non-fundamental and can be changed upon 60 days prior written notice to holders.	-Investment objective is non-fundamental and can be changed upon 60 days prior written notice to holders. NO CHANGES ARE ANTICIPATED.

-In selecting securities, a computer model is used to identify and rank stocks within an industry or sector, based on several characteristics, including value, growth and financial profile.

-The subadvisor identifies potential investment through extensive quantitative and fundamental research, using a bottom-up approach that emphasizes value, sound business fundamentals and positive business fundamentals.

How do the fundamental investment policies of the Funds compare?

The fundamental investment policies of the Funds are substantially similar to one another, and include certain investment policies required by the Investment Company Act of 1940, as amended.

How do the principal risks associated with investments in each Fund compare?

Although the Funds have certain similar principal risks, there are also significant differences in the investment risks of the two Funds.

•       Specifically, both Funds share the following risks: equity securities risk, market and selection risks, and value style risk.

•       The BNY Mellon Disciplined Stock Fund also includes large-cap stock risk, management risk, and growth style risk.

•       The Nationwide Mellon Disciplined Value Fund also includes convertible securities risk, derivatives risk, dividend-paying stock risk, foreign securities risk, initial public offering risk, new fund risk, preferred stock risk, quantitative analysis strategy risk, and sector risk.

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Who will manage the Fund following the Reorganization?

Nationwide Fund Advisors has engaged Mellon Investments Corporation, an affiliate of BNY Mellon Investment Adviser, Inc., to serve as the Nationwide Mellon Disciplined Value Fund’s sub adviser to provide the day-to-day management of the Nationwide Fund’s portfolio. John C. Bailer, CFA, currently a portfolio manager for BNY Mellon Disciplined Stock Fund, will continue as portfolio manager for the Nationwide Mellon Disciplined Value Fund and will be joined by Brian C. Ferguson and David S. Intoppa, also employees of Mellon Investments Corporation. The Reorganization will shift Fund oversight responsibility from BNY Mellon Investment Adviser, Inc. to Nationwide Fund Advisors.

How do the advisory fees and expenses of the Funds compare?

•       The annual investment advisory fee rate of the Nationwide Mellon Disciplined Value Fund – at 0.60% of the Fund’s average daily net assets – is lower than the annual investment advisory fee rate of the BNY Mellon Disciplined Stock Fund – at an annual rate of 0.90% of the Fund’s average daily net assets.  However, unlike the arrangements between most investment advisers and the funds they manage, the BNY Mellon Disciplined Stock Fund pays BNYM Investment Adviser a "unitary fee" and BNYM Adviser pays all of the expenses except for certain fees and expenses described in its prospectus.

•       The Nationwide Mellon Disciplined Value Fund shares are expected to have a lower total annual expense ratio than the BNY Mellon Disciplined Stock Fund.

•       Each Fund has a 0.10% Rule 12b-1 distribution and service fee, no administrative service fee, and no front-end sales load.

•       Nationwide Fund Advisors has entered into a written contract limiting annual fund operating expenses of the Nationwide Mellon Disciplined Value Fund to 0.66%, excluding Rule 12b-1 fees and certain other expenses, until the later to occur of (i) February 28, 2022, or (ii) two years after the completion of the Reorganization.

Will I have to pay any front-end sales charges, contingent deferred sales charges or redemption/exchange fees in connection with the Reorganization?

No. You will not have to pay any front-end sales charges, contingent deferred sales charges or redemption/exchange fees in connection with the Reorganization.

How do the share purchase, redemption and exchange procedures of the Funds compare?

The share purchase, redemption, and exchange procedures of the Funds are similar, except that the two Funds have different mandatory redemption policies with respect to shareholder accounts with low balances. The Reorganization will also result in the Fund having different third-party service providers.

What is the anticipated timing of the Reorganization?

The Shareholder Meeting is scheduled to occur on November 26, 2019; if enough favorable votes have been cast, the reorganization will be approved and will occur after the close of business on December 13, 2019.

What are the U.S. federal income tax consequences of the Reorganization?

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The Reorganization is expected to constitute a tax-free “reorganization” under the Internal Revenue Code of 1986, as amended and will not take place unless the Funds receive a satisfactory opinion of counsel to the effect that the proposed Reorganization will be tax-free (although there can be no assurance that the Internal Revenue Service will agree with such opinion).

Who will pay the costs associated with the Reorganization?

The costs of soliciting shareholder votes as well as the operational costs associated with the Reorganization will be allocated between Nationwide Fund Advisors, BNY Mellon Investment Adviser, Inc. and Mellon Investments Corporation.  Neither Fund will bear any related costs of the Reorganization, except that each Fund will bear the costs, if any, of restructuring its portfolio incurred in connection with the Reorganization, such as brokerage commissions and other transaction costs.

What will happen if the Reorganization is not approved?

If shareholders do not approve the Reorganization, the Board of Directors may consider other alternatives, however, currently, there are no other proposed actions contemplated for the Fund.

Until any such alternatives are acted upon, the Fund would continue its operations, and would be overseen by the Fund’s Board and managed by BNY Mellon Investment Adviser, Inc.

If I have a Bank of New York Mellon Custodial IRA/ESA account in the BNY Mellon Disciplined Stock Fund along with other BNY Mellon mutual fund investments, will Bank of New York Mellon remain as Custodian on those other investments?

Bank of New York Mellon will continue to serve as Custodian for your Individual Retirement Account or Education Savings Account for investments held in other BNY Mellon Family of Funds.   After the reorganization, you will have an IRA/ESA account with Bank of New York Mellon as Custodian as well as an IRA/ESA with Nationwide/U.S. Bank as custodian. Separately, you will receive a Custodial Agreement and Disclosure document from U.S. Bank, which governs the IRA/ESA for your new Nationwide investment as well as other information, such as fee disclosures, from Nationwide/U.S. Bank.

The Bank of NY Mellon Custodial Plan Accounts not moving to Nationwide Questions

What will happen to the shares of holders currently held in a Bank of New York Mellon Custodial Retirement Plan Account if the reorganization is approved?

Profit Sharing, Money Purchase, SAR-SEP [simplified employee pension plan] and 403(b) (7) Plan Accounts held in the BNY Mellon Disciplined Stock Fund where Bank of New York Mellon is the Custodian will not receive Class K shares or any other class of shares of the Nationwide Mellon Disciplined Value Fund in the Reorganization.

Holders may redeem their Fund shares or exchange them for shares of another fund in the BNY Mellon Family of Funds prior to December 11, 2019. If shares in the BNY Mellon Disciplined Stock Fund are held in these Plan Accounts on December 11, 2019, they will be exchanged for Dreyfus Class shares of General Government Securities Money Market Fund.

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Why is my Bank of New York Mellon Custodian Plan Account not going to Nationwide if the Reorganization is approved?

Nationwide cannot support these Retirement Plan Account plan types operationally.

Why is my Bank of New York BNY Mellon Custodian Plan Account being moved to Dreyfus Class of General Government Securities Money Market if I do not redeem my Fund shares or exchange to another fund of my choice prior to the Reorganization?

BNY Mellon Disciplined Stock Fund will no longer be available as a result of the reorganization.   Shares held in the Bank of New York Mellon Custodial Plan Accounts will be exchanged into a BNY Mellon Custodial money market fund to preserve tax deferral with the retirement vehicle.

Shareholders are free to exchange into any mutual fund they choose within the BNY Mellon family of funds before or after the reorganization date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

Why Nationwide Funds?

•       The strength and stability of a Fortune 100 company with 90 years of asset management experience.

•       A broad suite of highly rated mutual funds.

•       Deep money management expertise for each asset class.

•       Timely information to drive meaningful conversations between you and your advisor.

•       A mutual heritage that always puts clients' needs first.

•       Nationwide takes its corporate citizenship seriously.

Source: https://www.nationwide.com/personal/investing/mutual-funds/

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PHONE:

To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign, date the card, and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: _____ https://im.bnymellon.com/us/en/individual/resources/proxy-materials.jsp

AST Fund Solutions is mentioned on page 9 of Proxy Statement.

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BNY MELLON DISCIPLINED STOCK FUND

Answering Machine Script

Hello.

I am calling regarding your investment with BNY Mellon Disciplined Stock Fund.

The Special Meeting of Shareholders is scheduled to take place on November 26, 2019.  All shareholders are being asked to consider and vote on an important matter.  As of today, your vote has not been registered.

Please contact us as soon as possible at ______ Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

BNY Mellon Funds

Level I Call Guide

 (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with BNY Mellon Disciplined Stock Fund. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on November 26, 2019.

Have you received the information?

(Pause for response)

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone. The Fund's Board of Directors is recommending a vote “In Favor” of the proposal.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

The Fund's Board of Directors is recommending a vote “In Favor” of the proposal.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with BNY Mellon Disciplined Stock Fund before the meeting take place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

 For confirmation purposes:

•       Please state your full name. (Pause)

•       According to our records, you reside in (city, state, zip code). (Pause)

•       To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of your vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions, please call the toll free number listed on the confirmation.  Mr./Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)